Ex. No. 99.2

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

301 Winding Road

Old Bethpage, NY 11804

LETTER TO STOCKHOLDERS REGARDING

COMPANY’S INTENTION TO PURCHASE COMMON STOCK

November 22, 2013

To our stockholders:

This is to inform you that the board of directors (the “Board”) of Millennium India Acquisition Company, Inc. (the “Company”) has authorized the purchase by the Company of up to 800,000 shares of the Company’s outstanding common stock, from time-to-time in the open market. This total number of shares represents approximately 9.7% of the 8,219,875 shares of Company common stock currently outstanding. Purchases will be made depending on then-current market and economic considerations and the Company’s view of its stock trading price, and subject to compliance with applicable legal requirements. Any such purchase activity, including the number of any shares purchased, their average price and their average discount to the Company’s net asset value (“NAV”), will be disclosed in subsequent public filings.

MILLENNIUM INDIA ACQUISITION COMPANY, INC.

/s/ David H. Lesser

David H. Lesser

Chairman, CEO, Secretary and Treasurer